EXHIBIT 32.2

CERTIFICATIONS OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, James Tilton, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, certify that the annual report on Form 10-K of Savanna East Africa, Inc. for the fiscal year ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Savanna East Africa, Inc.

Dated: October 25, 2010	By:	/s/ James Tilton
James Tilton
Chief Operating Officer (Principal Financial Officer)